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                                                                    EXHIBIT 23.1

The Board of Directors
Caminus Corporation

We consent to incorporation by reference in the registration statements (No. 333-95533, 333-31004, 333-31006, 333-43378) on Form S-8 of Caminus Corporation
of our report dated February 8, 2001, relating to the consolidated balance sheet of Caminus Corporation and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2000 annual report on Form 10-K of Caminus Corporation.


                                                                    /s/ KPMG LLP


New York, New York
March 28, 2001